March 4, 1999

E-mail: shand@thacherproffitt.com
(212) 912-7646

VIA EDGAR
---------

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

           Re: China Energy Resources Corporation - Preliminary Proxy Materials
               ----------------------------------------------------------------

Ladies and Gentlemen:

                  On behalf of China Energy Resources Corporation ("CERC"), a corporation organized under the International Business Companies Act of the British Virgin Islands, attached for filing pursuant to Rule 14a-6 of the Securities Exchange Act of 1934, as amended, is the following solicitation materials (collectively, the "Solicitation Materials"):

                  (i)      Letter to shareholders;

                  (ii)     Notice of annual meeting; and

                  (iii)    Proxy Statement.

                  The Solicitation Materials are to be furnished to the shareholders of CERC in connection with the annual meeting of the shareholders at which they will be asked to consider and vote upon the matters specified in the enclosed Solicitation Materials.

                  Questions or comments regarding the Solicitation Materials should be directed to Kofi Appenteng at (212) 912-7418 or Stephanie A. Hand at
(212) 912-7646.

                                            Sincerely,


                                            /s/ Stephanie A. Hand
                                            ----------------------------
                                            Stephanie A. Hand

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                       CHINA ENERGY RESOURCES CORPORATION
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              [LETTERHEAD OF CERC]

                                             March 19, 1999

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of China Energy Resources Corporation, to be held on March 31, 1999, at 9:00 A.M., at the New York Marriott Financial Center, 85 West Street, New York, New York. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

         This year, in addition to electing directors and ratifying the appointment of Deloitte Touche Tohmatsu, as independent accountants for the Company, you are being asked to consider and approve the offer and sale by the Company of 5,000,000 shares of the Company's ordinary share capital, par value $0.01 per share (the "Common Stock"), and a warrant to purchase 5,000,000 shares of Common Stock to the America Orient Group, Inc. ("AOG"), a Maryland corporation and a wholly owned subsidiary of China Orient Group Industries, Inc., a private sector conglomerate in the Peoples Republic of China, or its assignee. The transaction and its effects are more fully described in the accompanying Proxy Statement, which you are urged to read carefully. As of January 25, 1999, the record date, there were 3,259,294 shares of the Company's Common Stock outstanding, of which 2,009,294 shares are entitled to vote (the "Voting Shares").

         Whether or not you plan to attend, you can assure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

         Thank you for your cooperation and continued support.

                                                Sincerely,

                                                /s/ Bill H. Zhao
                                                ----------------------------

                                                Bill H. Zhao
                                                Chairman of the Board

--------------------------------------------------------------------------------
                       CHINA ENERGY RESOURCES CORPORATION
                         c/o America Orient Group, Inc.
                              971-B Russell Avenue
                               Russell Office Park
                          Gaithersburg, Maryland 20879

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 31, 1999
--------------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of China Energy Resources Corporation (the "Company") will be held on March 31, 1999, at 9:00 A.M., at the New York Marriott Financial Center, 85 West Street, New York, New York, for the following purposes:

         1.       To elect directors of the Company for the ensuing year.

         2. To approve the offer and sale by the Company of 5,000,000 shares of the Company's ordinary share capital, par value US$0.01 per share (the "Common Stock"), and a warrant to purchase 5,000,000 shares of Common Stock of the Company to America Orient Group, Inc., a Maryland corporation, which will result in a change in control of the Company.

         3. To ratify the appointment of Deloitte Touche Thomatsu as independent accountants for the Company for the fiscal year ending December 31, 1998.

         4. To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on January 25, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

         As of the record date, there were 3,259,294 shares of the Company's Common Stock outstanding, of which 2,009,294 shares are entitled to vote (the "Voting Shares").

         IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors

                                            /s/ Bill H. Zhao
                                            --------------------------

                                            Bill H. Zhao
                                            Chairman of the Board

March 19, 1999

                       CHINA ENERGY RESOURCES CORPORATION
                         c/o AMERICA ORIENT GROUP, INC.
                              971-B RUSSELL AVENUE
                               RUSSELL OFFICE PARK
                          GAITHERSBURG, MARYLAND 20879

                      ------------------------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 MARCH 31, 1999

                      ------------------------------------


         The accompanying proxy is solicited by and on behalf of the Board of Directors of China Energy Resources Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held at the New York Marriott Financial Center, 85 West Street, New York, New York on March 31, 1999, at 9:00 A.M., and any adjournments thereof (the "Meeting").

         When the accompanying irrevocable proxy is properly executed and returned, the shares of ordinary share capital of the Company, par value $0.01 per share (the "Common Stock"), it represents will be voted at the Meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (1) FOR the election of the nominees for directors of the Company set forth below, (2) FOR the approval of the offer and sale by the Company of 5,000,000 shares of Common Stock and a warrant to purchase 5,000,000 shares of Common Stock of the Company (see "Proposed Offer and Sale of Common Stock and Change in Control" herein (the "Proposed Transaction")) and (3) FOR the ratification of the appointment of Deloitte Touche Tohmatsu as independent accountants for the Company for the fiscal year ending December 31, 1998.

         This Proxy is being mailed on or about March 19, 1999 to the holders of record of the Common Stock of the Company at the close of business on January 25, 1999. The costs of this proxy solicitation are being borne by the Company.

                                  VOTING RIGHTS

         Only holders of record of shares of Common Stock at the close of business on January 25, 1999 will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were outstanding 3,259,294 shares of Common Stock, the holders of which are entitled to one vote per share on each matter to come before the Meeting. Voting rights are not cumulative. As of the record date, there were 3,259,294 shares of the Company's Common Stock outstanding, of which 2,009,294 shares are entitled to vote (the "Voting Shares").

         The presence, in person or by proxy, of holders of a majority of the outstanding Voting Shares will constitute a quorum for the transaction of business at the Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes cast.

                                  OTHER MATTERS

         The Board of Directors of the Company (the "Board") does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in the Proxy Statement are properly brought before the meeting, including matters incident to the conduct of the meeting or related to the adjournment thereof, the person named in the enclosed proxy intends to vote such proxy in accordance with his best judgment on such matters.

                                VOTING SECURITIES

         The following table sets forth certain information regarding the ownership of Common Stock of the Company as of January 25, 1999 by (i) all persons who own more than ten percent (10%) of the outstanding shares of Common Stock and (ii) all officers and directors of the Company as a group.


                                                                                     NUMBER OF             PERCENT
TITLE OF CLASS                  IDENTITY OF PERSON OR GROUP                         SHARES OWNED           OF CLASS
-------------------------- ---------------------------------------------------------------------------------------------
Common Stock               Hualong Holding Co. Ltd.                                 1,250,000(1)            38%

Common Stock               Rana Energy Investment Ltd.                                734,444               23%

Common Stock               All officers and directors as a group                           --                0%

(1) Includes 1,250,000 shares which are held in escrow pursuant to an Escrow Agreement dated November 15, 1996, all of which shares are non-voting during the term of the escrow.

         On February 13, 1999, the American Orient Group, Inc. ("AOG"), a Maryland corporation and a wholly-owned subsidiary of China Orient Group Industries, Inc. ("COG"), a private sector conglomerate in the Peoples Republic of China, loaned the Company US$24,160 for working capital purposes in exchange for a convertible note (the "AOG Convertible Note") and a warrant to purchase 120,800 shares of Common Stock at an exercise price of US$.20 per share. Based on a conversion price of US$.20 per share, the AOG Convertible Note was convertible at the time of issuance into 120,800 shares of Common Stock.

         As of January 25, 1999, there were 3,259,294 shares of Common Stock issued and outstanding. In the event that (i) the holders of the outstanding convertible notes of the Company in the aggregate principal amount of US$3,237,500 (the "Convertible Notes") exercise their right to convert the principal amount and accrued interest at the floor price of US$3.50 per share (representing 1,069,917 shares of Common Stock), (ii) AOG exercises its right to convert the AOG Convertible Note at the conversion price of US$.20 per share (representing 120,800 shares of Common Stock) and (iii) all the Company's warrant and option holders exercise their purchase rights (representing 2,186,950 shares of Common Stock), the result would be a total of 6,636,961 shares of Common Stock issued and outstanding. Dilution to the existing shareholders, would be approximately 49.0%.

         Assuming full conversion (in the case of the Convertible Notes and the AOG Convertible Note) or exercise (in the case of the 2,186,950 warrants and options) of the outstanding Convertible

Notes, the AOG Convertible Note, warrants and options, the following table sets forth information regarding ownership of the Common Stock on a fully diluted basis by (i) all persons who own more than ten percent (10%) of the outstanding shares of Common Stock and (ii) all officers and directors of the Company as a group.



                                                                                     NUMBER OF             PERCENT
TITLE OF CLASS                  IDENTITY OF PERSON OR GROUP                         SHARES OWNED           OF CLASS
-------------------------- ---------------------------------------------------------------------------------------------
Common Stock               Hualong Holding Co. Ltd.                                 1,250,000(1)            19%

Common Stock               Rana Energy Investment Ltd.                                734,444               11%

Common Stock               All officers and directors as a group                           --                0%

(1) Includes 1,250,000 shares which are held in escrow pursuant to an Escrow Agreement dated November 15, 1996, all of which shares are non-voting during the term of the escrow.

                     PROPOSED OFFER AND SALE OF COMMON STOCK
                              AND CHANGE IN CONTROL

DESCRIPTION OF PROPOSED TRANSACTION
-----------------------------------

         The Company is proposing to issue 5,000,000 shares of Common Stock (the "Purchase Shares") and a warrant, exercisable within a five year period, to purchase an additional 5,000,000 shares of Common Stock (the "Warrant") to AOG. The definitive agreements (the "Definitive Agreements") include a Stock and Warrant Purchase Agreement dated December 3, 1998 (the "Stock Purchase Agreement"), the Warrant substantially in the form of Exhibit A to the Stock Purchase Agreement to be executed at the closing of the Proposed Transaction and a Registration Rights Agreement substantially in the form of Exhibit B to the Stock Purchase Agreement to be executed at the closing of the Proposed Transaction (the "Registration Rights Agreement").

         The Stock Purchase Agreement provides that AOG will purchase the Purchase Shares and the Warrant from the Company for an aggregate purchase price of US$1,000,000. The Warrant is exercisable at any time after the later of the closing date or January 1, 1999 (the "Exercise Date") in the five years following the Exercise Date, in whole or in part, at the lower of (a) 75% of the average closing price of the Common Stock for the 30 days immediately prior to such exercise, or (b) as follows: US$0.75 per share in 1999; US$1.00 per share in 2000: US$1.50 per share in 2001; US $2.00 per share in 2002; and US$3.00 per share in 2003 (subject to adjustments for stock splits, stock dividends or similar transactions).

BACKGROUND
----------

         CERC has experienced operating losses and a decrease in working capital in its most recent fiscal years. The Company has determined that it needs to raise additional sources of working capital as well as change the current management structure of the Company. The Company's interest in AOG's investment in the Company grew out of the Company's high regard for AOG's management and COG'S operating experience in the Chinese provinces in which the Company also operates. For a fuller discussion regarding the Company's current operations please see the Company's Report on Form 6-K for the nine months ended September 30, 1998.

THE CLOSING OF THE STOCK AND WARRANT PURCHASE AGREEMENT
-------------------------------------------------------

         The closing of the Proposed Transaction is expressly subject to, among other items: approval of the Proposed Transaction by the Company's Board and shareholders; completion of satisfactory due diligence by AOG; an agreement satisfactory to AOG with the holders of the Convertible Notes; continued listing of the Company's Common Stock on the American Stock Exchange (the "AMEX"); no action, suit, or proceeding against the Company which would have a material adverse effect shall be pending or threatened; the delivery to AOG by the Company of certain corporate certificates; the continued operation of the Company in the normal and ordinary course of business; the Company having a positive cash position on the closing date of at least $1.00; the Company having provided to AOG a copy of all documentation for payments made in the period from the date of the Stock Purchase Agreement to the closing date; the Company having received, in writing, approval from AOG for all payments in excess of $2,000; the Company and its subsidiaries having received all necessary authorizations, consents, and approvals of governments and governmental agencies; AOG having received a copy of a letter from Cornerstone Financial Corporation addressed to the Company that none of the Company or its subsidiaries is obligated to pay a fee to Cornerstone Financial Corporation in connection with the transactions contemplated by the Definitive Agreements; the Company having furnished to AOG a favorable opinion of its United States, British Virgin Islands and Peoples Republic of China counsel acceptable to AOG and the Company having listed the Purchase Shares and the shares of Common Stock to be issued upon exercise of the Warrant on the AMEX.

         The Stock Purchase Agreement may be terminated: (1) by AOG and the Company by mutual written consent at any time prior to the closing date; (2) by AOG if: (a) the Company has breached any material representation, warranty, or covenant contained in the Stock Purchase Agreement in any material respect and the breach has continued without cure for a period of 30 days after the notice of breach from AOG or (b) the closing shall not have occurred on or before June 1, 1999, by reason of the failure of any condition precedent to the obligation of AOG to close under Section 6(a) of the Stock Purchase Agreement (unless the failure results primarily from AOG itself breaching any representation, warranty, or covenant contained in the Stock Purchase Agreement) or (3) by the Company if (a) AOG has breached any material representation, warranty, or covenant contained in the Stock Purchase Agreement in any material respect and the breach has continued without cure for a period of 30 days, after the notice of breach from the Company or (b) the closing shall not have occurred on or before June 1, 1999, by reason of the failure of any condition precedent to the obligation of the Company to close under Section 6(b) of the Stock Purchase Agreement (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in the Stock Purchase Agreement). In the event the Company or AOG terminates the Stock Purchase Agreement, all rights and obligations of the Company and AOG under the Stock Purchase Agreement shall terminate without any liability of any party to any other party (except for any liability of any party then in breach). The Company is liable to AOG for a termination fee in the amount of US$100,000 in the event that (a) the Company takes affirmative actions toward a financing or business combination transaction in breach of Section 2 of Part Two of the Letter of Intent dated November 23, 1998 and (b) within six months after the date of such breach or the date of delivery of such written notice, as the case may be, the Company or any of its subsidiaries signs a letter of intent or other agreement relating to the acquisition of a material portion of the Common Stock or of the Company or its subsidiaries, their assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory or immaterial portion of the Company's or its subsidiaries' assets in the ordinary course) and such transaction is ultimately consummated. This termination fee is not the exclusive remedy available to AOG under the Stock Purchase Agreement in the event of a breach by the Company.

         In addition to the appointment of Mr. Bill Zhao, from and after the closing date of the Proposed Transaction, designees of AOG shall assume management of the Company and its subsidiaries and joint ventures. AOG has designated Guoliang Guan as Chairman, Chief Executive Officer and a Director of the Company, Mr. Bill H. Zhao as President, Chief Operating Officer and a Director of the Company, and Messrs. Fred F. Jin, Hongru Liu and Stephen Lange Ranzini as Directors of the Company. See "Recent Developments."

INFORMATION REGARDING AMERICA ORIENT GROUP, INC.
------------------------------------------------

         AOG, a Maryland corporation based in Gaithersburg, Maryland, was incorporated in 1994. AOG is a wholly owned subsidiary of COG, a private sector conglomerate in The People's Republic of China based in Harbin, Northeast China. COG presently owns, controls and manages more than 40 enterprises with total assets of approximately U.S. $865 million in various sectors including financial services, capital construction, manufacturing, trade and commerce, real estate development and management and seaport facilities. COG's subsidiaries include The Orient Group, Inc., a publicly traded company that is listed on the Shanghai Stock Exchange, Orient Finance Co., a non-bank financial institution located in The People's Republic of China, Jinzhou Port Co., a seaport facility located at Bohai Bay in Liaoning Province, and New China Life Insurance Co., an insurance company located in The People's Republic of China.

         AOG serves as the holding company for four wholly-owned U.S. based subsidiaries, which include: Seven Corners Apartments, LLC, a Virginia limited liability company, which owns residential real estate in Fairfax, Virginia; US Trans. Inc., a Maryland corporation, which owns commercial and residential real estate in Rockville and Gaithersburg, Maryland; US Export & Import, Inc., a Maryland corporation, which conducts a U.S.-China trading business; and CAFEDA International Investment Corporation, a Maryland corporation, which provides investment and financing services to COG. AOG and its subsidiaries hold total assets having a value of approximately US$15 million, which primarily consist of residential and commercial real estate. AOG also makes investments in the United States on behalf of COG. Hongwei Zhang is the Chairman of the Board, CEO and President of AOG. He is also the founding Chairman, Chief Executive Officer and President of COG. Guoliang Guan is the Executive Director and Senior Vice President of AOG. He is also the Executive Vice President, Chief Financial Officer and a member of the board of directors of COG. Bill Zhao is the Executive Vice President and a member of the board of directors of AOG. He is also the Assistant to the President and a member of the board of directors of COG.

         In the event the Proposed Transaction is consummated, AOG will examine the Company's assets and liabilities and develop a long-term strategy aimed at increasing the Company's profitability.

               RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board believes the Stock and Warrant Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interest of, the stockholders and the Company and recommends that the stockholders approve the Proposed Transaction.

                               RECENT DEVELOPMENTS

         On March 3 1999, C.T. Yeh resigned from his positions as Acting Chairman, President and Chief Executive Officer of the Company, Chairman and Director of China Coal Mining (B.V.I.) Co. Ltd., and Legal Representative, Chairman and Director of Mishan Hua Xing Coke Limited. On the same day, the Board appointed Bill H. Zhao as Chairman, President and Chief Executive Officer of the Company, Chairman and Director of China Coal Mining (B.V.I.) Co. Ltd., and Legal Representative, Chairman and Director of Mishan Hua Xing Coke Limited. Mr. Zhao will serve the Company in each of these positions until consummation of the Proposed Transaction, and he will be paid a salary of US$120,000 per annum pursuant to his employment agreement with the Company, dated March 3, 1999. See "Business Experience Director Nominees -- Mr. Bill H. Zhao."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; competition; technological advances; ability to obtain rights to technology; ability to obtain and enforce patents; ability to commercialize and manufacture products; results of research and development activities; business abilities and judgment of personnel; availability of qualified personnel; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future.

                                    DILUTION

         In the event the Proposed Transaction is consummated, the following table sets forth information regarding ownership of the Common Stock immediately following the sale of the Purchase Shares and assuming that AOG does not exercise the Warrant at the closing on a fully diluted basis by (i) all persons who own more than ten percent (10%) of the outstanding shares of Common Stock and (ii) all officers and directors of the Company as a group:

                                                                                     NUMBER OF             PERCENT
TITLE OF CLASS                  IDENTITY OF PERSON OR GROUP                         SHARES OWNED           OF CLASS
-------------------------- ---------------------------------------------------------------------------------------------
Common Stock                Hualong Holding Co. Ltd.                                1,250,000(1)            11%

Common Stock                America Orient Group, Inc.                              5,241,600               45%

Common Stock                Rana Energy Investment Ltd.                               734,444                6%

Common Stock                All officers and directors as a group                             --             0%

(1) Includes, 1,250,000 shares which are held in escrow pursuant to an Escrow Agreement dated November 15, 1996, all of which shares are non-voting during the term of the escrow.

         Dilution to the existing shareholders resulting from the sale and issuance of the Purchase Shares to AOG would be approximately 61%.

         In the event the Proposed Transaction is consummated, the following table sets forth information regarding ownership of the Common Stock immediately following the closing and assuming that AOG exercises the Warrant at the closing on a fully diluted basis by (i) all persons who own more than ten percent (10%) of the outstanding shares of Common Stock and (ii) all officers and directors of the Company as a group.



                                                                                     NUMBER OF             PERCENT
TITLE OF CLASS                  IDENTITY OF PERSON OR GROUP                         SHARES OWNED           OF CLASS
-------------------------- ---------------------------------------------------------------------------------------------
Common Stock               Hualong Holding Co. Ltd.                                 1,250,000(1)             8%

Common Stock               America Orient Group, Inc.                              10,241,600               62%

Common Stock               Rana Energy Investment Ltd.                                734,444                4%

Common Stock               All officers and directors as a group                           --                0%

(1) Includes 1,250,000 shares which are held in escrow pursuant to an Escrow Agreement dated November 15, 1996, all of which shares are non-voting during the term of the escrow.

         Dilution to the existing shareholders resulting from the sale and issuance of the Purchase Shares to AOG and Exercise of the Warrant by AOG would be approximately 75%.

                              ELECTION OF DIRECTORS

         The Board to be elected at the Meeting consists of four members. Votes made at the Meeting will be for the election as directors of the nominees described below, to serve for the ensuing year and until their successors are elected and qualified. The four nominees who receive a plurality of the votes cast by written consent prior to the Meeting and at the Meeting shall be elected. Each of the nominees is presently a member of the Board.

                                    NOMINEES


Name                       Age                  Nominated Position with Company
----                       ---                  -------------------------------

Bill H. Zhao               44                   Director

Luan Jixiang               52                   Director

Wu Chunlai                 58                   Director

Zhang Geng Xin             45                   Director

                               BUSINESS EXPERIENCE
                              OF DIRECTOR NOMINEES

         MR. BILL H. ZHAO is a Director and Executive Vice President of AOG, positions he has held since 1994. He is also a Director and Assistant President of COG, positions he has held since 1995. He is a member of the Board of Directors of the Alliance Bank Corporation, a Virginia state chartered commercial bank in Fairfax, Virginia. Before his affiliation with AOG, Mr. Zhao was Advisor to the Executive Director for China of the World Bank from 1992 to 1994. He was Division Chief of the External Financial Department and World Bank Department of Ministry of Finance of China from 1987 to 1992, and Assistant to the Executive Director for China of the World Bank from 1984 to 1986.

          MR. LUAN JIXIANG graduated from Heilongjiang Mineral and Metallurgy College in 1988 and obtained a diploma from Jixing Coal College. Mr. Luan previously held the position of General Manager of the Electromechanic Plant of Qitaihe Coal Mine. He also previously held the position of assistant General Manager of Huachuan Coal Mine. For the last five years, Mr. Luan has been General Manager of the Coal Preparation Plant of Qitaihe Fuel Company, which became QCCF in September, 1995 as an operating plant of MHXC. Mr. Luan has served as a Director of the Company since April, 1997.

         MR. WU CHUNLAI graduated from Beijing Petroleum Institute. He also holds an advanced degree from the Beijing Research Institute of Coal Chemistry. For the last five years, Mr. Wu has been a professor at the Shandong, Mineral Institute, a Director of China Coal Research Institute, a Director and professor at the Beijing Research Institute of Coal Chemistry and Chairman of Clean Coal Technology Committee of UNESCO. Previously, he held several positions at the Beijing Research Institute of Coal Chemistry, specifically in the coking and coal liquidification area. Mr. Wu has been engaged in the coal industry for over thirty years. Mr. Wu has served as a Director of the Company since April, 1997.

         MR. ZHANG GENG XIN graduated from Mudanjiang Agriculture Administration Bureau Engineering College. Since August, 1997, Mr. Zhang has been a representative of the Mishan Municipality to MXHC. Prior to that he was General Manager of the Mishan Xinguang Textile Plant for over four years. Mr. Zhang also held positions as a Technical Specialist at the Mishan City Textile Plant and as a Deputy Plant Manager at the Mishan General Textile Factory. Mr. Zhang has served as a Director of the Company since April, 1998.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
--------------------------------------------------

         The Board did not meet during the 1997 fiscal year and met once during the 1998 fiscal year. The Board has an Audit Committee. There is no standing compensation committee, finance committee or nominating committee. Messrs. Wu and Zhang serve on the Audit Committee, which meets as necessary with financial management, the internal auditors and independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. The Audit Committee did not meet during fiscal 1997.

                         EFFECT OF PROPOSED TRANSACTION
                            ON THE BOARD OF DIRECTORS

         In the event that the Proposed Transaction is consummated, the Board will be expanded to include the designees of AOG. Each of the persons listed below are proposed designees of AOG:

                                    DESIGNEES


Name                          Age              Nominated Position With Company
----                          ---              -------------------------------

Guoliang Guan                 38                       Director

Fred F. Jin                   33                       Director

Hongru Liu                    68                       Director

Stephen Lange Ranzini         33                       Director

                    BUSINESS EXPERIENCE OF DIRECTOR DESIGNEES

         MR. GUOLIANG GUAN is a Director and Senior Vice President of America Orient Group, Inc. ("AOG"), positions he has held since 1994. AOG's principal business is making investments in North America for China Orient Group Industries, Inc. ("COG"), a private sector conglomerate in the People's Republic of China ("PRC") and the parent company of AOG. Mr. Guan is also a Director and Vice President of COG, positions he has held since 1992. He is a Certified Public Accountant in China. Mr. Guan is presently Executive Director of the Board of Directors and General Manager of Orient Group Co. Ltd., a partially owned subsidiary of COG listed on the Shanghai Stock Exchange, which is engaged in civil engineering, construction, real estate development and management, commerce and trade, and light manufacturing. He is a member of the Board of Directors of Jhinzhou Harbor (Group) Co. Ltd., a partially owned subsidiary of COG listed on the Shanghai Stock Exchange, which is an international commerce seaport facility operating in Jinzhou, Liaoning Province (PRC). Mr. Guan is Chairman of the Board of Directors of Orient Finance Company, a wholly owned finance company of COG. He is also Chairman of the Board of Directors of New China Life Insurance Co. Ltd., a partially owned insurance company of COG with operations in China. Mr. Guan is also Vice Chairman of the Heilongjiang Provincial Entrepreneurs Association, and Executive Director of the Heilongjiang Provincial Finance and Banking Society. Before his affiliation with COG, Mr. Guan was Section Chief of the Department of Finance, Heilongjiang Provincial Government (PRC), from 1983 to 1987, and Domestic Business Department Director of the Public Accountants, Heilongjiang Province (PRC), from 1987 to 1992.

         MR. FRED F. JIN is Assistant General Manager of Orient Finance Co. Ltd., a position he has held since 1997. Before his affiliation with COG, Mr. Jin was Division Chief of International Organizations, International Cooperation Department or the State Economic and Trade Commission of China, from 1992 to 1997.

         MR. HONGRU LIU is presently a professor at the Graduate School of the Institute of Finance and Banking of the People's Bank of China, a position he has held since 1995 when he retired from civil service in the Chinese government. Prof. Liu is Vice Chairman of the Chinese National Society of Finance and Banking, and Vice Chairman of the Chinese National Society of Philanthropy. He was the founder and Chairman of the Chinese Securities Regulatory Commission in 1992 and continued in the capacity until 1995. Prof. Liu was the First Deputy Chairman of the State Counsel's Securities Committee. He was Vice Minister of the State Reform Commission from 1989 to 1992, and Vice Governor of the People's Bank of China from 1980 to 1989. Prof. Liu was Division Chief and Department Director in the People's Bank of China from 1959 to 1980.

         MR. STEPHEN LANGE RANZINI is a Director, President and CEO of University Bancorp, Inc. ("UBI"), a bank holding company which is listed on the Nasdaq Stock Market. Mr. Ranzini is also a Director, President and CEO of University Bank, a wholly owned subsidiary of UBI based in Ann Arbor, Michigan positions he has held since 1988. He is a Director of Michigan Business and Industrial Development Company, Inc., a merchant banking company, and a Director of Northern Michigan Foundation, a non-profit development corporation. Mr. Ranzini is also a Director of CityFed Financial Corp., a financial services holding company, a Director of Municipal Bankers Corporation, a Canadian company listed on the Toronto Stock Exchange, and a Director of Pinnacle Underwriting Management Associates, an insurance company based in Michigan.

         In the event the Proposed Transaction is consummated, an Audit Committee will include the following directors: Mr. Bill H. Zhao, Mr. Hongru Liu and Mr. Stephen L. Ranzini. Both Messrs. Liu and Ranzini will be independent directors.

                                         COMPENSATION OF DIRECTORS AND OFFICERS


                                                                               Long-term compensation
                                                              ---------------------------------------------------------
                                   Annual compensation                       Award                      Payouts
                               -----------------------------  ---------------------------------------------------------
                                                Other annual     Restricted      Securities               All other
Name and principal             Salary    Bonus  compensation        stock        underlying     LTIT     compensation
position                Year    ($)       ($)        ($)          award(s)      options/SARs   payouts       ($)
----------------------- ---- ---------- ------- ------------- ----------------- ------------   -------   ------------
C.T. Yeh, CEO (1)       1998 96,000 (2)    0          0       15,000 shares (3)  120,000 (4)      0            0

(1) No compensation was granted to the directors of the Company for serving on the Board, except that Board members may receive reimbursement of reasonable expenses incurred in attending Meetings.

(2) Mr. Yeh's annual salary for 1998 was US$96,000, however Mr. Yeh only received US$9,000 for the approximately two and one-half months he served as CEO in 1998. Mr. Yeh resigned his positions as CEO, Chairman of the Board and Director of the Company on March 3, 1999. On

March 3, 1999, Mr. Zhao entered into an employment agreement with the Company on March 3, 1999, and he will receive US$120,000 per annum in connection with his employment as CEO, Chairman of the Board and Director of the Company.

(3) The fair market value of the shares at the time of issuance was approximately US$7,500.

(4) Mr. Yeh was granted options to purchase 120,000 shares of Common Stock at US$1.00 per share. The options are exercisable within five years from the date of issuance.

         Executive bonuses, if any, shall be determined by the Board of Directors of the Company in its sole discretion.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board has selected Deloitte Touche Tohmatsu, the Company's auditors for the past fiscal year, as the auditors of the Company for the current fiscal year. A representative of Deloitte Touche Tohmatsu is expected to be present at the Meeting. He will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                                 ANNUAL MEETING

         This Proxy Statement relates to the 1997 Annual Meeting of Stockholders of the Company. Information regarding the financial condition of the Company for the 1998 fiscal year however, has been included in this Proxy Statement to assure that the stockholders of the Company have the most recent publicly available information regarding the financial condition of the Company. The Company will hold the 1998 Annual Meeting of Stockholders of the Company on a future date subsequent to the closing of the Proposed Transaction if approved.

                              SHAREHOLDER PROPOSALS

         Shareholders of the Company who intend to submit proposals relating to the next annual meeting of the shareholders of the Company must submit such proposals to the Company, China Energy Resources Corporation, c/o America Orient Group, Inc., 971-B Russell Avenue, Russell Office Park, Gaithersburg, Maryland 20879.

                                  ANNUAL REPORT

         The Company's Annual Report for the fiscal year ended December 31, 1997, and the third quarter report for the nine months ended September 30, 1998, are being mailed together with this Proxy Statement to shareholders of record as of January 25, 1999. This Proxy Statement incorporates by reference the Company's Annual Report on Form 20-F and bi-annual report on Form 6K for the quarter ended September 30, 1998, filed with the Securities and Exchange Commission, the financial statements, supplementary financial information and managements' discussion and analysis of financial condition and results of operations contained therein.


                                        By Order of the Board of Directors

                                        /s/ Bill H. Zhao
                                        ----------------

                                        Bill H. Zhao
                                        Chairman of the Board

Dated: March 19, 1999

                                                                  EXECUTION COPY




                      STOCK AND WARRANT PURCHASE AGREEMENT



                                     BETWEEN


                       CHINA ENERGY RESOURCES CORPORATION


                                       AND


                           AMERICA ORIENT GROUP, INC.




                                DECEMBER 3, 1998


                                TABLE OF CONTENTS

1.       Definitions..............................................................................................1

2.       Purchase and Sale of the Shares and Warrants.............................................................5
         (a)      Basic Transaction...............................................................................5
         (b)      Purchase Price..................................................................................5
         (c)      The Closing.....................................................................................5
         (d)      Deliveries at the Closing.......................................................................5

3.       Representations and Warranties Concerning the Transaction................................................6
         (a)      Representations and Warranties of the Buyer.....................................................6

4.       Representations and Warranties Concerning the Company and Its Subsidiaries...............................8
         (a)      Organization, Qualification, and Corporate Power................................................8
         (b)      Capitalization..................................................................................8
         (c)      Noncontravention................................................................................9
         (d)      Brokers' Fees...................................................................................9
         (e)      Title to Assets.................................................................................9
         (f)      Subsidiaries....................................................................................9
         (g)      Financial Statements...........................................................................10
         (h)      Events Subsequent to Most Recent Fiscal Year End...............................................10
         (i)      Undisclosed Liabilities........................................................................12
         (j)      Legal Compliance...............................................................................12
         (k)      Tax Matters....................................................................................12
         (l)      Real Property..................................................................................15
         (m)      Intellectual Property..........................................................................17
         (n)      Tangible Assets................................................................................19
         (o)      Inventory......................................................................................19
         (p)      Contracts......................................................................................20
         (q)      Notes and Accounts Receivable..................................................................20
         (r)      Powers of Attorney.............................................................................20
         (s)      Insurance......................................................................................20
         (t)      Litigation.....................................................................................21
         (u)      Product Warranty...............................................................................21
         (v)      Product Liability..............................................................................22
         (w)      Employees......................................................................................22
         (x)      Employee Benefits..............................................................................22
         (y)      Guaranties.....................................................................................22
         (z)      Environmental, Health and Safety...............................................................22
         (aa)     Certain Business Relationships with the Company or Its Subsidiaries............................23
         (bb)     Disclosure.....................................................................................23

5.       Pre-Closing Covenants...................................................................................23
         (a)      General........................................................................................23

                                       (i)


         (b)      Notices and Consents...........................................................................23
         (c)      Operation of Business..........................................................................23
         (d)      Preservation of Business.......................................................................24
         (e)      Full Access....................................................................................24
         (f)      Notice of Developments.........................................................................24
         (g)      Exclusivity....................................................................................24
         (h)      Intentionally Omitted..........................................................................24
         (i)      Listing of Shares and Approval by the Company's Shareholders...................................24
         (j)      Management of the Subsidiaries.................................................................24

6.       Post-Closing Covenants..................................................................................25
         (a)      General........................................................................................25
         (b)      Litigation Support.............................................................................25
         (c)      Debt in Default................................................................................25
         (d)      Capital Expansion..............................................................................25
         (e)      Office.........................................................................................25
         (f)      Confidentiality................................................................................25

7.       Conditions to Obligation to Close.......................................................................26
         (a)      Conditions to Obligation of the Buyer..........................................................26
         (b)      Conditions to Obligation of the Company........................................................28

8.       Remedies for Breaches of This Agreement.................................................................29
         (a)      Survival of Representations and Warranties.....................................................29
         (b)      Indemnification Provisions for Benefit of the Buyer............................................29
         (c)      Indemnification Provisions for Benefit of the Company..........................................29
         (d)      Matters Involving Third Parties................................................................30
         (e)      Determination of Adverse Consequences..........................................................31
         (f)      Other Indemnification Provisions...............................................................31

9.       Tax Matters.............................................................................................31
         (a)      Tax Sharing Agreements.........................................................................31
         (b)      Certain Taxes..................................................................................31

10.      Termination.............................................................................................32
         (a)      Termination of Agreement.......................................................................32
         (b)      Effect of Termination..........................................................................32
         (c)      Termination Fee................................................................................32

11.      Miscellaneous...........................................................................................33
         (a)      Press Releases and Public Announcements........................................................33
         (b)      No Third Party Beneficiaries...................................................................33
         (c)      Entire Agreement...............................................................................33
         (d)      Succession and Assignment......................................................................33
         (e)      Counterparts...................................................................................33

                                      (ii)

         (f)      Headings.......................................................................................33
         (g)      Notices........................................................................................33
         (h)      Governing Law..................................................................................34
         (i)      Amendments and Waivers.........................................................................34
         (j)      Severability...................................................................................34
         (k)      Expenses.......................................................................................34
         (l)      Construction...................................................................................35
         (m)      Incorporation of Exhibits, Annexes and Schedules...............................................35
         (n)      Specific Performance...........................................................................35
         (o)      Submission to Jurisdiction.....................................................................35

Exhibit A--Form of Warrant
Exhibit B--Form of Registration Rights Agreement
Exhibit C--Historical Financial Statements
Exhibit D--Holders of Convertible Notes and Terms of Amendment of the
           Convertible Notes
Exhibit E--Forms of Side Agreements
Exhibit F--Form of Opinion of Counsel to the Company
Disclosure Schedule--Exceptions to Representations and Warranties Concerning the Company and Its Subsidiaries



                                      (iii)

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This STOCK and WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into on December 3, 1998, between America Orient Group, Inc., a Maryland corporation, or its designee (the "Buyer"), and China Energy Resources Corporation, a corporation organized under the International Business Companies Act of the British Virgin Islands (the "Company"). The Buyer and the Company are referred to together herein as the "Parties".

         The Company is offering for sale 5,000,000 shares of its common stock (the "Common Stock") par value $0.01 per share (the "Shares") and a warrant to purchase 5,000,000 shares of Common Stock in the form attached hereto as Exhibit A (the "Warrant," together with the Common Stock, the "Securities").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Company, and the Company will issue and sell to the Buyer, the Securities.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS.

         "ACCREDITED INVESTOR" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "ADVERSE CONSEQUENCES" means material actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses arising from the foregoing.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code ss.1504 or any similar group defined under a similar provision of state, local or foreign law.

         "AMEX" has the meaning set forth in Section ss.7(a) below.

         "APPLICABLE RATE" means the corporate base rate of interest announced from time to time by Citibank N.A. plus 2% per annum.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUYER"  has the meaning set forth in the preface above.

         "CLOSING"  has the meaning set forth in ss.2(c) below.

         "CLOSING DATE"  has the meaning set forth in ss.2(c) below.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" has the meaning set forth in the preface above.

         "COMPANY" has the meaning set forth in the preface above.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not already generally available to the public.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code ss.1563 or any similar provision of any tax law of any other jurisdiction.

         "CONVERTIBLE NOTES" has the meaning set forth in ss.7(a).

         "DEFINITIVE AGREEMENTS" means this Agreement, the Warrant and the Registration Rights Agreement.

         "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. ss.1.1502-13 or any similar provision of any tax law of any other jurisdiction.

         "DISCLOSURE SCHEDULE" has the meaning set forth in ss.4 below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (e) any Multiemployer Plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA ss.3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA ss.3(1).

         "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg. ss.1.1502-19 or any similar provision of any tax law of any other jurisdiction.

         "FIDUCIARY" has the meaning set forth in ERISA ss.3(21).

         "FINANCIAL STATEMENT" has the meaning set forth in ss.4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INDEMNIFIED PARTY" has the meaning set forth in ss.8(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in ss.8(d) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LETTER OF INTENT" means the Letter Agreement, dated November 23, 1998, between the Buyer and the Company.

         "LIABILITY" means any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in ss.4(g) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in ss.4(g) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in ss.4(g) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA ss.3(37).

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA ss.406 and Code ss.4975 or any similar provision of any tax law of any other jurisdiction.

         "PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and the Buyer in the form attached as Exhibit B.

         "RESALE RESTRICTION TERMINATION DATE" has the meaning set forth in ss.3(a) below.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the Common Stock and the Warrant.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SHARES" has the meaning set forth in the preface above.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any British Virgin Islands or other federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A) (or any similar provision of any tax law of any other jurisdiction), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION DATE" means the date on which either Party provides the other Party with written notice that this Agreement is terminated.

         "THIRD PARTY CLAIM" has the meaning set forth in ss.8(d) below.

         "WARRANT" has the meaning set forth in the preface above.

         2.       PURCHASE AND SALE OF THE SHARES AND WARRANTS.

         (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, the Securities for the consideration specified below in this ss.2.

         (b) PURCHASE PRICE. The Buyer agrees to pay to the Company at the Closing $1,000,000 (the "Purchase Price") by delivery of cash payable by wire transfer or delivery of other immediately available funds.

         (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thacher Proffitt & Wood in New York, New York, commencing by no later than January 23, 1999, or such other date as the parties may mutually determine (the "Closing Date").

         (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in ss.7(b) below,
(iii) the Company will deliver to the Buyer stock certificates and a warrant representing all of the Securities and (iv) the Buyer will deliver to the Company the consideration specified in ss.2(b) above.

         3.       REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         (a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that the statements contained in this ss.3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3(a)).

                  (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  (v) REGISTRATION OF SECURITIES. The Buyer understands that the Securities have not been registered under the Securities Act or any other applicable securities laws, and that the sale provided for in this Agreement is being made pursuant to the exemption provided in
         Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Buyer's representations set forth herein, and none of the Securities may be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act and other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and, in each case, in compliance with the conditions for transfer set forth in ss.3(a)(vii) below.

                  (vi) ACCREDITED INVESTOR. The Buyer is not, and has not been, an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of the Company, and the Buyer is an Accredited Investor.

                  (vii) INVESTMENT. The Buyer is acquiring the Securities for the Buyer's own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or any exemption from registration available under the Securities Act; and it agrees on its own behalf, and each subsequent holder of the Securities by its acceptance thereof will be deemed to agree, to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the original issuance date thereof and the last date on which the Company or any "affiliate" of the Company was the owner of such Securities (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property be at all times within its control and to compliance with any applicable state securities laws; it being understood further that the Company reserves the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date pursuant to clause (c) above to require the delivery of an opinion of counsel, certifications and other information satisfactory to the Company. The Buyer acknowledges that any certificate evidencing the Securities will contain a legend substantially to the following effect:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE SECURITIES EVIDENCED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  (viii) RULE 144. The Buyer understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. The benefits of Rule 144 promulgated under the Securities Act are not presently available to the Buyer and the Company has not covenanted to make the benefits of such rule available.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND ITS SUBSIDIARIES. The Company represents and warrants to the Buyer that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, with the exception of the Company's Form 20F and 6K filings with the SEC dated July 15, 1998 and September 29, 1998, respectively, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation or an equity joint venture company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Company and its Subsidiaries has full corporate or equity joint venture power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. ss.4(a) of the Disclosure Schedule lists the directors and officers of each of the Company and its Subsidiaries. The Company has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company or its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

         (b) CAPITALIZATION. The entire authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 3,248,494 shares of Common Stock are issued and outstanding and no shares of Common Stock are held in treasury and 2,000,000 shares of preferred stock, of which no shares of preferred stock are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective holders as set forth in ss.4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the articles of association or memorandum of association of any of the Company or joint venture agreements of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company or its Subsidiaries is a party or by which they are bound or to which their assets are subject (or result in the imposition of any Security Interest upon any of their assets). None of the Company and the Subsidiaries needs to give any notice to, make any filing with, (except for filings with the SEC or AMEX) or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (d) BROKERS' FEES. None of the Company and Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (e) TITLE TO ASSETS. The Company and its Subsidiaries have valid and legal title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) SUBSIDIARIES. ss.4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of formation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996 and 1997(the "Most Recent Fiscal Year End") for the Company and its Subsidiaries; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 9 months ended September 30, 1998 (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete), PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                  (i) None of the Company and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business.

                  (ii) None of the Company and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business.

                  (iii) No party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound.

                  (iv) None of the Company and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible.

                  (v) None of the Company and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business.

                  (vi) None of the Company and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business.

                  (vii) None of the Company and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $50,000 in the aggregate.

                  (viii) None of the Company and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business.

                  (ix) None of the Company and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business.

                  (x) None of the Company and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any material Intellectual Property.

                  (xi) There has been no change made or authorized in the charter or bylaws of any of the Company and its Subsidiaries.

                  (xii) None of the Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock.

                  (xiii) None of the Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock.

                  (xiv) None of the Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its material property.

                  (xv) None of the Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business.

                  (xvi) None of the Company and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement.

                  (xvii) None of the Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business.

                  (xviii) None of the Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan).

                  (xix) None of the Company and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business.

                  (xx) None of the Company and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business.

                  (xxi) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries.

                  (xxii) None of the Company and its Subsidiaries has committed to any of the foregoing.

         (i) UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities (limited to the Knowledge of the Company with respect to the Subsidiaries) which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) LEGAL COMPLIANCE. Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) if any, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (k)      TAX MATTERS.

                  (i) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid (except as described in ss.4(k)(vii) below). None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any

         Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that any of it or its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) Neither the Company or its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Company and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. ss.4(k) of the Disclosure Schedule lists all British Virgin Islands or other federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all British Virgin Islands or other federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1996.

                  (iv) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of the Company and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law). None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G (or any similar provision of state, local, or foreign law). None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its British Virgin Islands or other federal (or similar) income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662 (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) ss.4(k) of the Disclosure Schedule sets forth the following information with respect to each of the Company and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, excess charitable contribution, excess loss account, or earnings and profits allocable to the Company or Subsidiary, as well as the methods of accounting of each of the Company and its Subsidiaries; (D) the amount of any deferred gain or loss allocable to the Company or Subsidiary arising out of any Deferred Intercompany Transaction and the amount of overall foreign losses of the Affiliated Group filing a consolidated return of which the Company is the common parent allocable to the Company and its Subsidiaries under Treas. Reg. ss. 1.1502-9 (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law) and subject to recapture; and (E) the amount of investment tax credit of the Company and its Subsidiaries subject to recapture and the aggregate amount of ordinary losses on "section 1231(b) property" (in each case under the Code or similar British Virgin Islands or other federal, state, local, or foreign law) that has been deducted by the Company and the Subsidiaries.

                  (vii) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Taxes owed (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto, and prepared in accordance with the generally accepted accounting principles of the jurisdiction imposing the tax) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (viii) All elections with respect to Taxes affecting the Company and its Subsidiaries as of the date hereof are set forth on ss.4(k) of the Disclosure Schedule. Except as set forth on ss.4(k) of the Disclosure Schedule, neither the Company nor its Subsidiaries has made an election, and none are required, to treat any asset of the Company or its Subsidiaries as owned by another person or as "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of section 168 of the Code (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law).

                  (ix) Except as set forth on ss.4(k) of the Disclosure Schedule, none of the Company and its Subsidiaries has made or will make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law), or a consent dividend election under section 565 of the Code (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law).

                  (x) None of the Company and its Subsidiaries has agreed, or is required, to make any adjustment under section 481(a) of the Code (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law), by reason of a change in accounting method or otherwise.

                  (xi) None of the Company and its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which has been treated as a partnership for United States federal income tax purposes (or any similar provision of British Virgin Islands or other federal, state, local or foreign laws).

                  (xii) None of the Company and its Subsidiaries is subject to any Tax imposed on net income in any jurisdiction or by any taxing authority other than as set forth on ss.4(k) of the Disclosure Schedule.

                  (xiii) None of the Company and its Subsidiaries has engaged in, participated in or otherwise cooperated with any boycott transactions or received boycott requests, as described in section 999 of the Code (or any similar provision of British Virgin Islands or other federal, state, local, or foreign law).

                  (xiv) None of the Company and its Subsidiaries has ever had any "subpart F income" within the meaning of section 952 of the Code, or income that would be "subpart F income" if any of the Company or it Subsidiaries were "controlled foreign corporations" within the meaning of section 957 of the Code, other than as set forth on ss.4(k) of the Disclosure Schedule.

         (l)      REAL PROPERTY.

                  (i) ss.4(l)(i) of the Disclosure Schedule lists and describes briefly all real property for which any of the Company and its Subsidiaries owns land use rights. With respect to each such parcel of real property:

                           (A) the identified owner has valid and legal title to
                  the land use rights, free and clear of any Security Interest, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto;

                           (B) there are no pending or, to the Knowledge of the
                  Company and its Subsidiaries threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           (C) all facilities have received all approvals of
                  governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (D) there are no leases, subleases, licenses,
                  concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such property; and

                           (E) all facilities located on the parcel of real
                  property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property.

                  (ii) ss.4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property for which the land use rights have been leased or subleased to any of the Company and its Subsidiaries. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in ss.4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.4(l)(ii) of the Disclosure Schedule:

                           (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party to the lease or sublease is in breach or
                  default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has repudiated
                  any provision thereof;

                           (E) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           (F) with respect to each sublease, the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) none of the Company and its Subsidiaries has
                  assigned, transferred, conveyed, mortgaged, deeded in trust, or, to the Knowledge of the Company and its Subsidiaries, encumbered any interest in the leasehold or subleasehold;

                           (H) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities; and

                           (J) the owner of the facility leased or subleased has
                  valid and legal title to the parcel of real property, free and clear of any Security Interest, and other restrictions which do not impair the current use, occupancy, or value of the property subject thereto.

         (m)      INTELLECTUAL PROPERTY.

                  (i) The Company and to its Knowledge, its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company and its Subsidiaries as presently conducted. To the Knowledge of the Company, each item of Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Company and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) None of the Company and to its Knowledge, its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Company and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

                  (iii) ss.4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Company have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. ss.4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in ss.4(l)(iii) of the Disclosure
         Schedule:

                           (A) the Company and its Subsidiaries possess all
                  right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) none of the Company and its Subsidiaries has ever
                  agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) ss.4(m)(iv) of the Disclosure Schedule identifies, with the exception of computer software, each item that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C) no party to the license, sublicense, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) none of the Company and its Subsidiaries has
                  granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of the Company, the Company and its Subsidiaries will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

                  (vi) None of the Company and its Subsidiaries has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Company and its Subsidiaries.

         (n) TANGIBLE ASSETS. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted). Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used. The fair market value of all tangible assets owned by the Company located in the United States, which consists solely of certain computer equipment and software, does not exceed $20,000.

         (o) INVENTORY. The inventory of the Company and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (p) CONTRACTS. ss.4(p) of the Disclosure Schedule lists the contracts and other agreements (i) executed by the Company and (ii) executed by the Subsidiaries and in the possession of the Company.

         The Company will deliver to the Buyer by December 4, 1998, a correct and complete copy of each written agreement either (i) executed by the Company or (ii) in the possession of the Company, which is listed in ss.4(p) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement of the Company. The Company will use its best efforts to deliver to the Buyer a correct and complete copy of each written agreement executed by its Subsidiaries but not in the Company's possession and a written summary setting forth the terms and conditions of each oral agreement of its Subsidiaries. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) no party has repudiated any provision of the agreement and (E) none of such agreements individually or in the aggregate provides for compensation or other payments that are non-deductible under ss.280G of the Code.

         (q) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         (r) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries.

         (s) INSURANCE. ss.4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Company and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

                  (i)      The name, address, and telephone number of the agent.

                  (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured.

                  (iii) The policy number and the period of coverage.

                  (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

                  (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Company and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Company and its Subsidiaries has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. ss.4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of the Company and its Subsidiaries.

         (t) LITIGATION. ss.4(t) of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company and its Subsidiaries is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. None of the Company and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and its Subsidiaries.

         (u) PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. ss.4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         (v) PRODUCT LIABILITY. None of the Company and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its Subsidiaries.

         (w) EMPLOYEES. To the Knowledge of any of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has committed any unfair labor practice. None of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries. The Company and its Subsidiaries have only one employee in the United States and have never had more than one employee working in the United States in the past.

         (x) EMPLOYEE BENEFITS. ss.4(x) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Company and its Subsidiaries maintains or to which any of the Company and its Subsidiaries contributes. The Company and its Subsidiaries do not have any Employee Benefit Plan for the benefit of the Company's sole employee in the United States.

         None of the Company, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (y) GUARANTIES. None of the Company and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (z)      ENVIRONMENTAL, HEALTH AND SAFETY.

                  (i) Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Company, its Subsidiaries, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws.

                  (ii) None of the Company and its Subsidiaries has any Liability (and none of the Company, its Subsidiaries, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Company and its Subsidiaries giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

                  (iii) All properties and equipment used in the business of the Company, its Subsidiaries, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, and dibenzofurans.

         (aa) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY OR ITS SUBSIDIARIES. None of the stockholders of the Company or their Affiliates has been involved in any business arrangement or relationship with any of the Company and its Subsidiaries within the past 12 months, and none of the stockholders of the Company or their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company or its Subsidiaries.

         (bb) DISCLOSURE. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

         (b) NOTICES AND CONSENTS. The Company will and will use its best efforts to cause its Subsidiaries to give any notices to third parties, and the Company will cause each of the Company and its Subsidiaries to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.4(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(a)(ii) and ss.4(c) above.

         (c) OPERATION OF BUSINESS. The Company will not, and will use its best efforts to cause its Subsidiaries to not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company and the Subsidiaries will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.4(h) above. The Company shall provide the Buyer a copy of all payments, complete with documentation of the reason for such payments made by the Company to third parties. The Company shall have received in writing approval from the Buyer of all payments in excess of $2,000.

         (d) PRESERVATION OF BUSINESS. The Company and its Subsidiaries will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) FULL ACCESS. The Company will permit, and the Company will use its best efforts to cause each of its Subsidiaries to permit, representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries.

         (f) NOTICE OF DEVELOPMENTS. The Company will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in ss.4 above. The Buyer will give prompt written notice to the Company of any material adverse development causing a breach of any of its own representations and warranties in ss.3 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) EXCLUSIVITY. Until the later of the Closing Date or the Termination Date, the Company will (and the Company will use its best efforts to cause or permit any of its Subsidiaries not to, directly or indirectly, through any representative or otherwise,) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, any of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h)      INTENTIONALLY OMITTED.

         (i) LISTING OF SHARES AND APPROVAL BY THE COMPANY'S SHAREHOLDERS. The Company will take or cause to be taken all action necessary to obtain the listing of the Shares on the AMEX and the approval by the Company's Shareholders to the issuance of the Securities.

         (j) MANAGEMENT OF THE SUBSIDIARIES. The Company will take or cause to be taken all corporate and joint venture actions necessary to enable the Buyer's designees to assume management of the Company's Subsidiaries.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). The Company acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Company and its Subsidiaries, the other Party will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under ss.8 below).

         (c) DEBT IN DEFAULT. The Buyer will use its best efforts to restructure the $1.8 million currently in default on loans made to the Subsidiaries.

         (d) CAPITAL EXPANSION. The Buyer will use its best efforts to increase the Company's assets by at least (i) $5 million in 1999 and (ii) an additional $10 million in 2000 through equity and/or debt financing, which will include the Buyer exercising its rights pursuant to the Warrants to the extent necessary to bolster the capital base of the Company.

         (e) OFFICE. As soon as practical after the Closing Date, the Company's representative office will be relocated to the Buyer's primary office place at 971-B Russell Avenue, Gaithersburg, Maryland. The Company will compensate the Buyer at market rates for office space and office support and supplies provided by the Buyer.

         (f) CONFIDENTIALITY. Except as and to the extent required by law, the Buyer will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Company and its Subsidiaries, any Confidential Information (as defined below) with respect to the Company and its Subsidiaries furnished, or to be furnished, by the Company and its Subsidiaries or their respective representatives to the Buyer or its representatives at any time or in any manner other than in connection with its evaluation of the transactions contemplated in this Agreement. For purposes of this paragraph, "Confidential Information" means any information about the Company and its Subsidiaries stamped "confidential" or identified in writing as such to the Buyer by the Company promptly following its disclosure, unless (a) such information is already known to the

Buyer or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Buyer or its representatives (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transaction contemplated by the Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate n connection with legal proceedings. Upon the written request of the Company, the Buyer will either promptly return to the Company such Confidential Information or destroy any Confidential Information in its possession and certify in writing to the Company that it has done so.

         7.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects at and as of the Closing Date.

                  (ii) The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

                  (iii) The Company and its Subsidiaries shall have procured all of the third party consents specified in ss.5(b) above.

                  (iv) No action, suit, or proceeding shall be pending or, to the Company's Knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company and its Subsidiaries, or (D) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (v) The Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects.

                  (vi) The Buyer shall have completed a satisfactory due diligence examination of the Company.

                  (vii) The Company shall have continued to operate in the normal and ordinary course of business until the Closing Date, including, maintaining its listing on the American Stock Exchange ("AMEX"); AMEX officials shall not have notified the Company of their determination to delist the Company from AMEX.

                  (viii) The holders of the Convertible Notes as set forth in Exhibit D (the "Convertible Notes") attached hereto shall have agreed to amend the terms of the Convertible Notes as set forth in Exhibit D.

                  (ix) The Company's cash position on the Closing Date shall be at least $1.00, free and clear of any fees, bills, invoices outstanding and unpaid, unless the Buyer waives this condition in writing on or before the Closing Date.

                  (x) The Company shall have provided to the Buyer a copy of all payments, complete with documentation of the reason for such payments, made by the Company to third parties. The Company shall have received in writing approval from the Buyer of all payments in excess of $2,000.

                  (xi) The Company and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii) and ss.4(c) above.

                  (xii) The relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits E-1 through E-2 attached hereto and the same shall be in full force and effect.

                  (xiii) The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company and its Subsidiaries other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing and the Buyer's 3 director nominees shall have been appointed to the board of directors of the Company.

                  (xiv) The Buyer shall have received a copy of a letter from Cornerstone Financial Corporation addressed to the Company that none of the Company or its Subsidiaries is obligated to pay a fee to Cornerstone Financial Corporation in connection with the transactions contemplated by this Agreement.

                  (xv) The Company shall have furnished to the Buyer a favorable opinion of Pavia & Harcourt dated the Closing Date substantially in the form attached as Exhibit F hereto, as well as opinions from BVI counsel to the Company and counsel in China for the Subsidiaries in form and scope satisfactory to the Buyer and from counsel acceptable to Buyer.

                  (xvi) All actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

                  (xvii) The Company shall have listed the Shares and the shares of Common Stock to be issued upon exercise of the Warrant on the AMEX.

The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date.

                  (ii) The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

                  (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (iv) The Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iii) is satisfied in all respects.

                  (v) The Company and its Subsidiaries shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(a)(ii) and ss.4(c) above.

                  (vi) The relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits E-1 and E-2 and the same shall be in full force and effect.

                  (vii) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company.

                  (viii) Approval of the transactions contemplated herein by the Company's board of directors and shareholders.

The Company may waive any condition specified in this ss.7(b), except ss.7(b)(viii), if the Company executes a writing so stating at or prior to the Closing.

         8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                  (i) In the event the Company breaches (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, and covenants contained herein (other than the covenants in ss.2(a) above and the representations and warranties in ss.3(a) above), and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification against the Company pursuant to ss.11(h) below within such survival period, then the Company agrees to indemnity the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Company agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries (x) for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with ss.9(c)) to the portion of such period beginning before and ending on the Closing Date): to the extent such Taxes are not reflected in the reserve for Taxes owed (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto, and prepared in accordance with the generally accepted accounting principles of the jurisdiction imposing the tax), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (iii) The Company agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the purchase by the Buyer of the Securities.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that any of the Company makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify each of the Company from and against the entirety of any Adverse Consequences the Company may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Company may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (d)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this ss.8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with ss.8(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the

         Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in ss.8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this ss.8.

         (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the true cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; PROVIDED, HOWEVER, that Buyer shall not institute any action against the Acting Chairman of the Company personally based upon any such breach, so long as the Acting Chairman did not have any actual knowledge of the facts or circumstances giving rise to the breach and did not commit any fraud.

         9. TAX MATTERS. The following provisions shall govern the allocation to the Company for certain tax matters following the Closing Date:

         (a) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Company and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

         (b) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Company when due, and the Company will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         10.      TERMINATION.

         (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (i) The Buyer and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (ii) The Buyer may terminate this Agreement by giving written notice to the Company on or before the close of the 61st day following the date of this Agreement if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Company and its Subsidiaries; (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 1, 1999, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (iii) The Company may terminate this Agreement by giving written notice to the Buyer on or before the close of the 61st day following the date of this Agreement (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, of the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 1, 1999, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         (c) TERMINATION FEE. If (a) the Company breaches Section 2 of Part Two of the Letter of Intent or the Company provides the Buyer with written notice that negotiations toward the Definitive Agreements are terminated, and (b) within six months after the date of such breach or the date of delivery of such written notice, as the case may be, the Company or any of its Subsidiaries signs a letter of intent or other agreement relating to the acquisition of a material portion of the Common Stock or of the Company or its Subsidiaries, their assets, or businesses, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory or immaterial portion of the Company or its Subsidiaries; assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, the Company will pay, or cause its Subsidiaries to pay, to the Buyer the sum of $100,000. This fee will not serve as the exclusive remedy to the Buyer under this Agreement in the event of a breach by the Company of Section 5(g), and the Buyer will be entitled to all other rights and remedies provided by law or in equity.

         11.      MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE COMPANY:                          COPY TO:

         C.T. Yeh                                    Nicolas J. Puro, Esq.
         c/o Nicolas J. Puro, Esq.                   Pavia & Harcourt
         Pavia & Harcourt                            600 Madison Avenue
         600 Madison Avenue                          New York, New York 10022
         New York, New York 10022                    Phone: (212) 980-3500
                                                     Fax:     (212) 980-3185
                                                            and

                                                     Howard H. Jiang,Esq.
                                                     Morgan, Lewis & Bockius
                                                     101 Park Avenue
                                                     New York, New York 10148
                                                     Phone: (212) 309-7078
                                                     Fax:    (212) 309-6273

         If to the Buyer:                            Copy to:
         ----------------                            --------
         Bill Zhao                                   Kofi Appenteng, Esq.
         America Orient Group, Inc.                  Thacher Proffitt & Wood
         971-B Russell Avenue                        Two World Trade Center
         Russell Office Park                         New York, New York 10048
         Gaithersburg, Maryland 20879                Phone: (212) 912-7418
         Phone: (301) 670-8880                       Fax:   (212) 912-7751
         Fax:   (301) 670-4721

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. The Company will bear its own costs and expenses (including legal fees and expenses and broker's or finder's fees and the expenses of its representatives) and the Buyer's costs and expenses (including legal fees and expenses and broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, prior to Closing, if this Agreement is terminated pursuant to ss.10 above prior to Closing, each Party shall bear all of their own costs and expenses.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in ss.10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in ss.10(h) above. Nothing in this ss.10(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on December 3, 1998.

                                       AMERICA ORIENT GROUP, INC.


                                       By: /s/ Guoliang Guan

                                          -------------------------------------
                                       Name:  Guoliang Guan
                                       Title: Senior Vice President

                                       CHINA ENERGY RESOURCES
                                       CORPORATION


                                       By: /s/ C.T. Yeh
                                           ------------------------------------
                                       Name:  C.T. Yeh
                                       Title: President, Chief Executive Officer
                                              and Acting Chairman